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Exhibit 1.1

11,750,000 Common Units

LINN ENERGY, LLC

Representing Limited Liability Company Interests

UNDERWRITING AGREEMENT

January [    •    ], 2006

RBC Capital Markets Corporation
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
UBS Securities LLC
KeyBanc Capital Markets, a Division of McDonald Investments Inc.
Raymond James & Associates, Inc.

c/o RBC Capital Markets Corporation
60 South Sixth Street
Minneapolis, MN 55402

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

        Linn Energy, LLC, a Delaware limited liability company (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,750,000 units (the "Firm Units") representing limited liability company interests of the Company ("Units"). The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 1,762,500 additional Units (the "Option Units") as set forth below. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are collectively referred to herein as the "Offered Units." This is to confirm the agreement among (i) the Company, (ii) Linn Operating, Inc., a Delaware corporation ("Linn Operating"), (iii) Linn Energy Holdings, LLC, a Delaware limited liability company ("Linn Holdings"), (iv) Chipperco, LLC, a Delaware limited liability company ("Chipperco"), (v) Mid Atlantic Well Services, Inc., a Delaware corporation ("Mid Atlantic"), (vi) Quantum Energy Partners II, LP, a Delaware limited partnership ("Quantum") and (vii) the Underwriters concerning the purchase of the Offered Units from the Company by the Underwriters. The Company, Linn Operating, Linn Holdings, Chipperco and Mid Atlantic are referred to herein collectively as the "Linn Energy Entities."

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        1.    REPRESENTATIONS AND WARRANTIES OF THE LINN ENERGY ENTITIES.    Each of the Linn Energy Entities represents and warrants to each of the Underwriters as follows:

          (a)    Registration Statement and Prospectus.    A registration statement on Form S-1 (File No. 333-125501) with respect to the Units has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Prospectus" means the prospectus in the form first filed pursuant to Rule 424(b) under the Securities Act; the Preliminary Prospectus relating to the Offered Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the "Pricing Prospectus"; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and any "issuer free writing prospectus" as defined in Rule 433 under the Securities Act relating to the Offered Units is hereinafter called an "Issuer Free Writing Prospectus." If the Company has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the "Applicable Time" is    :       m (Eastern time) on the date of this Agreement.

        The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through RBC Capital Markets Corporation or Lehman Brothers Inc. expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus.

          (b)    No Material Misstatements or Omissions.    The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus conforms, and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the statements made by the Company in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Company or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

          (c)    Formation and Qualification of the Company, Linn Holdings and Chipperco.    Each of the Company, Linn Holdings and Chipperco (collectively, the "Delaware LLCs") has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), and is, or at each Closing Date (as defined in Section 3 of this Agreement) will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, members' capital, results of operations, business or prospects of the Linn Energy Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the members of the Company to any material liability or disability. Each of the Delaware LLCs has all limited liability company power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and the Pricing Prospectus.

          (d)    Formation and Qualification of Linn Operating and Mid Atlantic.    Each of Linn Operating and Mid Atlantic has been duly formed and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the "DGCL"), and is, or at each Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the members of the Company to any material liability or disability. Each of Linn Operating and Mid Atlantic has all corporate power and authority necessary to own or lease its properties and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and the Pricing Prospectus.

          (e)    Ownership of the Existing Investor Units.    Assuming no purchase by the Underwriters of Option Units on the First Closing Date (as defined in Section 2 of this Agreement), at the First Closing Date, after giving effect to the transactions contemplated by that certain Stakeholders' Agreement dated June 2, 2005 (the "Stakeholders' Agreement"), (i) the Company's management (excluding Units owned by Quantum that may be deemed to be beneficially owned by Toby R. Neugebauer) will beneficially own [4,867,235] Units, (ii) Quantum will beneficially own [10,914,228] Units and (iii) Clark Partners I, L.P., Kings Highway Investments, LLC and Wauwinet Energy Partners, LLC will beneficially own [281,037] Units in the aggregate (collectively, the "Existing Investor Units"). The Company's management and Quantum are referred to collectively as the "Existing Investors." At each Closing Date, all of such Existing Investor Units and the limited liability company interests represented thereby will be duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company (the "Limited Liability Company Agreement") and will be fully paid (to the extent required under the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability").

          (f)    Valid Issuance of the Units.    At the First Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the First Closing Date); at the First Closing Date or the Second Closing Date (as defined in Section 2 of this Agreement), as the case may be, the Firm Units and the Option Units, as the case may be, and the limited liability company interests represented thereby, will be duly authorized in accordance with the Limited Liability Company Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Pricing Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability"). Other than the Existing Investor Units, the Offered Units will be the only limited liability company interests of the Company issued and outstanding at each Closing Date.

          (g)    Ownership of Linn Holding and Chipperco.    At each Closing Date, the Company will own 100% of the limited liability company interests of each of Linn Holdings and Chipperco. At each Closing Date, such limited liability company interests will be duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each such limited liability company and will be fully paid (to the extent required under the applicable limited liability company's certificate of formation and limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Company will own all such interests free and clear of all liens, encumbrances, security interests, charges and other adverse claims, except for liens created under the Credit Agreement (as defined in Section 17).

          (h)    Ownership of Linn Operating and Mid Atlantic.    At each Closing Date, the Company will own 100% of the outstanding capital stock of Linn Operating and Mid Atlantic. At each Closing Date, such capital stock will be duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Linn Operating and Mid Atlantic and will be fully paid and nonassessable; and the Company will own all such capital stock free and clear of all liens, encumbrances, security interests, charges and other adverse claims, except for liens created under the Credit Agreement.

          (i)    No Other Subsidiaries.    Other than its ownership interests in Linn Holding, Linn Operating, Chipperco and Mid Atlantic, the Company does not own and at each Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (j)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Pricing Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities in any of the Linn Energy Entities. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Linn Energy Entities other than as provided in the Pricing Prospectus and the Limited Liability Company Agreement or as have been waived. Except as described in the Pricing Prospectus, there are no outstanding options or warrants to purchase (A) any Units or other interests in the Company or (B) any membership interest or capital stock of any of the other Linn Energy Entities.

          (k)    Capitalization.    As of September 30, 2005, the Company would have had, on the consolidated pro forma basis indicated in the Pricing Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

          (l)    Authority and Authorization.    The Company has all requisite limited liability company power and authority to issue, sell and deliver (i) the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Limited Liability Company Agreement, and (ii) the Existing Investor Units, in accordance with and upon the terms and conditions set forth in the Limited Liability Company Agreement. At the First Closing Date and the Second Closing Date (as defined in Section 3 of this Agreement), all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Linn Energy Entities or any of their stockholders or members for the authorization, issuance, sale and delivery of the Offered Units and the Existing Investor Units, the execution and delivery by the Linn Energy Entities of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

          (m)    Enforceability of Agreement.    This Agreement has been duly authorized and validly executed and delivered by each of the Linn Energy Entities and constitutes the valid and legally binding agreement of each of the Linn Energy Entities, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.

          (n)    Enforceability of Other Agreements.    At or before the First Closing Date:

      (1)
      the Limited Liability Company Agreement will have been duly authorized, executed and delivered by the Members (as defined in the Limited Liability Company Agreement) and will be a valid and legally binding agreement of the Initial Members (as defined in the Limited Liability Company Agreement) and the Members, enforceable against the Initial Members and the Members in accordance with its terms;

      (2)
      the certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents, as applicable, (the "Linn Energy Entities Operative Documents") will have been duly authorized, executed and delivered by the Linn Energy Entities that are parties thereto, as applicable, and will be a valid and legally binding agreement of the respective parties thereto, enforceable against the Linn Energy Entities that are parties thereto in accordance with its terms; and

      (3)
      the Credit Agreement (as defined in Section 17 hereof) has been duly authorized, executed and delivered by the Linn Energy Entities that are parties thereto and will be a valid and legally binding agreement of the respective parties, enforceable against the Linn Energy Entities that are parties thereto in accordance with its terms;

    provided that, with respect to each agreement described in this Section 1(o), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

          (o)    No Conflicts.    None of the offering, issuance and sale by the Company of the Offered Units, the execution, delivery and performance of this Agreement and the Credit Agreement by the Linn Energy Entities that are parties hereto and thereto or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Linn Energy Operative Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Linn Energy Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Linn Energy Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Linn Energy Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

          (p)    No Consents.    Except for (i) the registration of the Offered Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to each Closing Date will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Linn Energy Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Offered Units, the execution, delivery and performance of this Agreement and the Linn Energy Operative Documents by the Linn Energy Entities and the consummation of the transactions contemplated hereby and thereby.

          (q)    No Default.    None of the Linn Energy Entities (i) is in violation of its applicable Linn Energy Operative Documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Linn Energy Entities to perform their obligations under this Agreement. To the knowledge of each of the Linn Energy Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Linn Energy Entities is a party or by which any of them is bound or to which any of their respective properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

          (r)    Conformity to Description of Units and Existing Investor Units.    The Offered Units, when issued and delivered in accordance with the terms of the Limited Liability Company Agreement against payment therefor as provided herein, will conform, and the Existing Investor Units do conform, in all material respects to the descriptions thereof contained in the Pricing Prospectus.

          (s)    No Material Adverse Changes.    None of the Linn Energy Entities has sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any of the Linn Energy Entities or any material adverse change, or any development involving, or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders' equity, members' capital, results of operations, business or prospects of the Linn Energy Entities, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus. Since the date of the latest audited financial statements included in the Pricing Prospectus, none of the Linn Energy Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Linn Energy Entities, taken as a whole otherwise than as set forth or contemplated in the Pricing Prospectus.

          (t)    Financial Statements.    The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Pricing Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical and pro forma consolidated financial and operating information set forth in the Registration Statement and the Pricing Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Consolidated Financial and Operating Data" and the selected historical and pro forma consolidated financial and operating information set forth under the caption "Selected Historical and Pro Forma Consolidated Financial Data" set forth in the Registration Statement and the Pricing Prospectus is presented fairly in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The unaudited pro forma financial statements of the Company included in the Registration Statement and the Pricing Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Securities Act; the assumptions used in the preparation of such unaudited pro forma financial statements are, in the opinion of the management of the Company, reasonable; and the pro forma adjustments reflected in such unaudited pro forma financial statements have been properly applied to the historical amounts in compilation of such unaudited pro forma financial statements.

          (u)    Independent Public Accountants.    KPMG LLP, who has certified certain financial statements of the Company, and whose report appears in the Pricing Prospectus and who has delivered the letters referred to in Section 7(e) hereof, were independent public accountants as with respect to the Company required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (v)    Independent Public Accountants.    Toothman Rice, PLLC, who has certified certain financial statements relating to certain acquisitions, and whose report appears in the Pricing Prospectus and who has delivered the letters referred to in Section 7(e) hereof, were independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (w)    Independent Public Accountants.    Elms, Faris & Co., LP, who has certified certain financial statements relating to certain acquisitions, and whose report appears in the Pricing Prospectus, were independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (x)    Independent Public Accountants.    Hantzman Wiebel LLP, who has certified certain financial statements relating to certain acquisitions, and whose report appears in the Pricing Prospectus, were independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (y)    Independent Petroleum Engineers.    Schlumberger Data & Consulting Services, whose report dated November 7, 2005 is referenced in the Pricing Prospectus and who has delivered the letter referred to in Section 7(g) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

          (z)    Title to Real Property.    At each Closing Date, each of the Linn Energy Entities will have good, valid and indefeasible title to all of the interests in oil and gas properties underlying the Linn Energy Entities estimates of its net proved reserves contained in the Pricing Prospectus and to all other real and personal property reflected in the Pricing Prospectus as assets owned by them, in each case, free and clear of all (i) liens and security interests or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Pricing Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Prospectus; provided that, with respect to any real property and buildings held under lease by any Linn Energy Entity, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Linn Energy Entities taken as a whole as they have been used in the past as described in the Pricing Prospectus and are proposed to be used in the future as described in the Pricing Prospectus; the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Linn Energy Entities reflect in all material respects the right of the Linn Energy Entities to explore, develop or produce hydrocarbons from such real property, and the care taken by the Linn Energy Entities with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Linn Energy Entities operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

          (aa)    Information Underlying Reserve Report.    The information underlying the estimates of reserves of the Linn Energy Entities, which was supplied by the Linn Energy Entities to Schlumberger Data & Consulting Services for purposes of reviewing the reserve reports and estimates of the Linn Energy Entities and preparing the respective letters (the "Reserve Report Letter") of Schlumberger Data & Consulting Services included as annexes to the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations described in the Pricing Prospectus, the Linn Energy Entities are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Pricing Prospectus and as reflected in the Reserve Report Letter; estimates of such reserves and present values as described in the Pricing Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

          (bb)    Insurance.    The Linn Energy Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Linn Energy Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Closing Date.

          (cc)    Legal Proceedings or Contracts to be Described or Filed.    There are no legal or governmental proceedings pending or, to the knowledge of the Linn Energy Entities, threatened against any of the Linn Energy Entities, or to which any of the Linn Energy Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Pricing Prospectus and are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Registration Statement or the Pricing Prospectus as required or filed as exhibits to the Registration Statement as required.

          (dd)    Certain Relationships and Related Transactions.    No relationship, direct or indirect, exists between or among any Linn Energy Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Linn Energy Entity on the other hand that is required to be described in the Pricing Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Linn Energy Entity to or for the benefit of any of the officers or directors of any Linn Energy Entity or their respective family members, except as disclosed in the Registration Statement and the Pricing Prospectus. No Linn Energy Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Linn Energy Entity.

          (ee)    Sarbanes-Oxley Act of 2002.    The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

          (ff)    No Labor Dispute.    No labor dispute with the employees of any Linn Energy Entity exists or, to the knowledge of the Linn Energy Entities, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (gg)    Tax Returns.    Each of the Linn Energy Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

          (hh)    Books and Records.    Each Linn Energy Entity (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ii)    Environmental Compliance.    The Linn Energy Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

          (jj)    Permits.    Each of the Linn Energy Entities has, or at each Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Pricing Prospectus, each of the Linn Energy Entities has, or at each Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Pricing Prospectus, none of such permits contains, or at each Closing Date will contain, any restriction that is materially burdensome to the Linn Energy Entities considered as a whole.

          (kk)    Private Placement.    The sale and issuance of the Existing Investor Units to each Existing Investor were exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Linn Energy Entities has taken or will take any action that would cause the loss of such exemption.

          (ll)    No Distribution of Other Offering Materials.    The Linn Energy Entities have not distributed and, prior to the later to occur of (i) the First Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Offered Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

          (mm)    Nasdaq Stock Market National Market Listing.    The Units have been approved for listing on the Nasdaq Stock Market Inc.'s National Market, subject only to official notice of issuance.

          (nn)    Investment Company; Public Utility Holding Company.    None of the Linn Energy Entities is now, and after the sale of the Offered Units to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Pricing Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "public utility company," a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

          (oo)    Brokers.    Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between any Linn Energy Entity and any person that would give rise to a valid claim against any Linn Energy Entity or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Offered Units.

          (pp)    Market Stabilization.    The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.

          (qq)    Directed Unit Sales.    None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 4 hereof) will be offered or sold outside the United States. The Linn Energy Entities have not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Linn Energy Entities, to alter the customer's or supplier's level or type of business with the Linn Energy Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Linn Energy Entities or their operations.

        2.    REPRESENTATIONS AND WARRANTIES OF QUANTUM.    Quantum represents and warrants to each of the Underwriters as follows:

          (a)    Accuracy of Information.    All information with respect to Quantum furnished in writing by Quantum to the Company and included in the Registration Statement and the Pricing Prospectus did not as of the Applicable Time contain an untrue statement of material fact. Quantum agrees that the following information was furnished in writing to the Company specifically for inclusion in the Registration Statement and the Pricing Prospectus: (1) the fifth paragraph under the heading "Our LLC Structure" in the Pricing Prospectus; (2) footnotes one and three to the table under the heading "Security Ownership of Certain Beneficial Owners and Management" in the Pricing Prospectus; and (3) the information regarding Quantum included under the heading "Certain Relationships and Related Party Transactions—Stakeholders' Agreement" in the Pricing Prospectus.

          (b)    Ownership of Units.    Assuming no purchase by the Underwriters of Option Units on the First Closing Date (as defined in Section 3 of this Agreement), at the First Closing Date, after giving effect to the transactions contemplated by the Stakeholders' Agreement, (i) Quantum will beneficially own [10,914,228] Units; and (ii) Clark Partners I, L.P., Kings Highway Investments, LLC and Wauwinet Energy Partners, LLC will beneficially own [281,037] Units in the aggregate.

          (c)    Authority and Authorization.    At the First Closing Date and the Second Closing Date, all partnership action required to be taken by Quantum or the execution and delivery by Quantum of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

        3.    PURCHASE, SALE AND DELIVERY OF THE FIRM UNITS.

          (a)   On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[    •    ] per unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Underwriters may determine.

          (b)   Payment for and delivery of the Firm Units are to be made at the offices of Andrews Kurth LLP, Houston, Texas, at 9:00 a.m., Houston time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "First Closing Date." As used herein, "business day" means a day on which The Nasdaq National Market is open for trading and on which banks in New York, New York are open for business and are not permitted by law or executive order to be closed. On the First Closing Date, the Company shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company ("DTC") for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.

          (c)   In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Units at the price per unit as set forth in the first paragraph of this Section 3. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date or (ii) only once thereafter within 30 days after the date of this Agreement, by you to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Underwriters but shall not be earlier than two nor later than five full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Second Closing Date," and the First Closing Date and the Second Closing Date each referred to as a "Closing Date"). On the Second Closing Date, the Company shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.

        If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Second Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter as set forth on Schedule I hereto, adjusted by you in such manner as to avoid fractional Units. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

        4.    OFFERING BY THE UNDERWRITERS.

        It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Underwriters deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

        As part of the offering contemplated by this Agreement, Lehman Brothers Inc. has agreed to reserve out of the Firm Units set forth opposite its name on Schedule I to this Agreement, up to [    •    ] Firm Units, for sale to the employees, officers, and directors of the Partnership Entities and other parties associated with the Linn Entities (collectively, the "Directed Unit Participants"), as described in the Prospectus under the heading "Underwriting" (the "Directed Unit Program"). The Firm Units to be sold by Lehman Brothers Inc. pursuant to the Directed Unit Program (the "Directed Units") will be sold by Lehman Brothers Inc. pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 A.M.

New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Lehman Brothers Inc. upon the terms and conditions set forth in the Prospectus. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Linn Energy Entities or to any Directed Unit Participants for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by Directed Unit Participants will be offered by Lehman Brothers Inc. to the public upon the terms and conditions set forth in the Pricing Prospectus.

        5.    COVENANTS OF THE LINN ENERGY ENTITIES AND THE UNDERWRITERS.

        Each of the Linn Energy Entities, jointly and severally, covenants and agrees with the several Underwriters that:

          (a)    Preparation of Pricing Prospectus, Prospectus and Registration Statement.    The Company will (i) if the procedure in Rule 430A of the Rules and Regulations is followed, prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected (unless, in the latter case, the Company is advised by counsel that it is required by law to make such filing) in writing or which is not in compliance with the Rules and Regulations and (iii) to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act.

          (b)    Free Writing Prospectus.    The Company, without the prior consent of RBC Capital Markets Corporation or Lehman Brothers Inc., has not made and will not make any offer relating to the Offered Units that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act; each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information; any such Permitted Issuer Information is listed on Schedule II(a) or Schedule II(b) hereto. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to RBC Capital Markets Corporation and Lehman Brothers Inc. and, if requested by RBC Capital Markets Corporation or Lehman Brothers Inc., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through RBC Capital Markets Corporation or Lehman Brothers Inc. expressly for use therein.

          (c)    Copies of Reports.    For a period of two years following the Effective Date, to furnish or to make available via the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to the Underwriters a copy of all materials furnished by the Company to its security holders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or national securities association upon which the Common Units may be listed pursuant to requirements of or agreements with such exchange or association or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (d)    Notification of Certain Events Related to the Commission.    Each of the Linn Energy Entities will advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for any amendment or supplement to the Pricing Prospectus or the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Pricing Prospectus or the Prospectus or of the institution of any proceedings for that purpose. Each of the Linn Energy Entities will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Pricing Prospectus or the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (e)    Filing of Amendment or Supplement.    Each of the Linn Energy Entities will file promptly with the Commission any amendment to the Registration Statement, the Pricing Prospectus or the Prospectus or any supplement to the Pricing Prospectus or the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus or any Pricing Prospectus or Prospectus pursuant to Rule 424 of the Rules and Regulations, the Company will furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably withheld or delayed; provided, that no such consent shall be required if the Company is advised by counsel that it is required by law to make such filing.

          (f)    Qualification.    Each of the Linn Energy Entities will cooperate with the Underwriters in endeavoring to qualify the Offered Units for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Linn Energy Entities will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Offered Units.

          (g)    Delivery of Documents.    The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Pricing Prospectus or Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request (or, in lieu thereof, the Company shall file the notice referred to in Rule 173(a) under the Securities Act). The Company will deliver to the Underwriters at or before the Closing Date, a signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of conformed copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriters may reasonably request.

          (h)    Compliance; Corrections.    The Company will comply with the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Offered Units as contemplated in this Agreement and the Prospectus. If during the period in which a Prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to (i) correct an untrue statement of material fact, (ii) make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading or (iii) comply with any law, the Company in each case will prepare promptly and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, an appropriate amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus so that the Pricing Prospectus or the Prospectus as so amended or supplemented corrects such statement or omission or effects such compliance.

          (i)    Reports to Security Holders.    The Company will make generally available to its unitholders, as soon as it is practicable after the Closing Date, but in any event not later than 15 months after the Effective Date, an earnings statement of the Company and its subsidiaries (which need not be audited), which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (j)    Financial Statements.    Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Pricing Prospectus.

          (k)    Lock-up Period.    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus, the Company shall not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units or securities convertible into or exchangeable for Units, or sell or grant options, rights or warrants with respect to any Units or securities convertible into or exchangeable for Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement with respect to the registration of any Units or securities convertible, exercisable or exchangeable into Units or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of RBC Capital Markets Corporation and Lehman Brothers Inc., on behalf of the Underwriters. The foregoing sentence shall not apply to (A) the Offered Units or (B) Units granted or issued in the ordinary course of business pursuant to incentive plans or arrangements described in the Prospectus, provided that the holders of such Units issued upon exercise of such options agree in writing not to sell, offer, dispose or otherwise transfer any such Units during the period described in this Section 5(k). The 180-day restricted period will be extended if (i) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period; in either such case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

          (l)    Listing.    The Company will apply for the listing of the Units on the Nasdaq Stock Market Inc.'s National Market and will use its best efforts to effect that listing, subject to official notice of issuance, prior to the First Closing Date.

          (m)    Lock-up Letters.    The Company shall cause each Existing Investor, each officer and director of the Company and each of the Directed Unit Participants listed on Annex II to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to (1) offer, sell, pledge, sell short or otherwise dispose of any Units or other equity securities of the Company, or any other securities convertible, exchangeable or exercisable for Units owned by such person, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or other securities, in cash or otherwise or (3) make any demand for or exercise any right or cause to be filed a registration statement with respect to the registration for the offer or sale of any of the foregoing securities (or as to which such person has the right to direct the disposition of) or publicly disclose the intention to do any of the foregoing for a period of 180 days after the date of the Prospectus, directly or indirectly, except with the prior written consent of RBC Capital Markets Corporation and Lehman Brothers Inc. The 180-day restricted period will be extended if (i) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period; in either such case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. Each Existing Investor and each officer and director of the Company and each of the Directed Unit Participants listed on Annex II shall further agree that, prior to engaging in any transaction or taking any other action that is subject to the terms of this provision during the period from the date of this Agreement to and including the 34th day following the expiration of the 180-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as such may have been extended pursuant to this paragraph) has expired.

          (n)    Application of Proceeds; Rule 463.    The Company shall apply the net proceeds of its sale of the Units as described under the heading "Use of Proceeds" in the Pricing Prospectus and shall report with the Commission with respect to the sale of the Offered Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

          (o)    Investment Company.    The Company will use its best efforts to ensure that no Linn Energy Entity or any subsidiary thereof shall become an "investment company," as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, for a period of five years after the last Closing Date.

        6.    COSTS AND EXPENSES.

        Each of the Linn Energy Entities covenants and agrees with one another and with the Underwriters that the Company will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Offered Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement to the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (e) the costs and charges of any transfer agent or registrar; (f) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (g) the filing fees incident to securing the review by the NASD of the terms of sale of the Offered Units, including any related fees and expenses of counsel to the Underwriters; (h) any applicable listing or other fees; (i) the fees and expenses of qualifying the Offered Units under the securities laws of the several jurisdictions as provided in Section 5(f); (j) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (k) the costs and expenses of the Linn Energy Entities relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the appropriate Linn Energy Entities and any such consultants and one-half of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Linn Energy Entities under this Agreement; provided that, except as provided in this Section 6 and in Section 14, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Offered Units made by the Underwriters.

        7.    CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

        The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Second Closing Date are subject to the accuracy, as of each Closing Date, of the representations and warranties of each of the Linn Energy Entities and Quantum contained herein, to the performance by each of the Linn Energy Entities of its covenants and obligations hereunder and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been timely made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or threatened or, to the knowledge of any of the Linn

  Energy Entities, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Units.

          (b)   All corporate and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Linn Energy Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c)   The Underwriters shall have received on the Closing Date and the Second Closing Date, if any, the opinions of Andrews Kurth LLP, counsel for the Company, dated each of the Closing Date and the Second Closing Date, if any, addressed to the Underwriters, in the form and substance reasonably satisfactory to the Underwriters, to the effect that:

            (1)   Formation and Qualification of Linn Energy Entities.    Each of the Linn Energy Entities has been duly formed or incorporated, as the case may be, and each of Linn Holdings and Chipperco is validly existing as a limited liability company and each of Linn Operating and Mid Atlantic is validly existing as a corporation, in good standing under its jurisdiction of formation or incorporation with all limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and Prospectus. Each of the Linn Energy Entities is duly registered or qualified to do business and is in good standing as a foreign limited liability company or corporation as the case may be, in each jurisdiction set forth under its name on Annex I to this opinion.

            (2)   Valid Issuance of the Existing Investor Units.    All of the Existing Investor Units and the limited liability company interests represented thereby have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement and are fully paid (to the extent required under the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability").

            (3)   Valid Issuance of the Units.    The Offered Units to be issued and sold to the Underwriters by the Company pursuant to this Agreement and the limited liability company interests represented thereby have been duly authorized in accordance with the Limited Liability Company Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability"). Other than the Existing Investor Units, the Offered Units are the only limited liability company interests of the Company issued and outstanding at the applicable Closing Date.

            (4)   Ownership of Certain Delaware LLCs.    The Company owns 100% of the limited liability company interests of each of Linn Holdings and Chipperco. Such limited liability company interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each such limited liability company and are fully paid (to the extent required under the applicable limited liability company's certificate of formation and limited liability company agreement) and nonassessable (except as such nonassessability may be affected Section 18-607 of the Delaware LLC Act); and the Company owns all such interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other adverse claims except for liens created under the Credit Agreement (as defined in Section 17).

            (5)   Ownership of Delaware Corporations.    The Company owns 100% of the outstanding capital stock of Linn Operating and Mid Atlantic. Such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of Linn Operating and Mid Atlantic and is fully paid and nonassessable; and the Company owns all such capital stock free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other adverse claims except for liens created under the Credit Agreement (as defined in Section 17).

            (6)   No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in any of the Linn Energy Entities under any of the Linn Energy Operative Documents. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Company other than as provided in the Prospectus and the Limited Liability Company Agreement or as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Units or other interests in the Company or (B) any membership interests in or capital stock of any of the other Linn Energy Entities.

            (7)   Authority.    The Company has all requisite limited liability company power and authority to issue, sell and deliver (i) the Offered Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Limited Liability Company Agreement, and (ii) the Existing Investor Units, in accordance with and upon the terms and conditions set forth in the Limited Liability Company Agreement.

            (8)   Authorization, Execution and Delivery of Agreement.    This Agreement has been duly authorized and executed and delivered by each of the Linn Energy Entities.

            (9)   Enforceability of Other Agreements.    (a) The Limited Liability Company Agreement has been duly authorized, executed and delivered by the Members (as defined in the Limited Liability Company Agreement) and is a valid and legally binding agreement of the Initial Members (as defined in the Limited Liability Company Agreement) and the Members, enforceable against the Initial Members and the Members in accordance with its terms; and (b) each of the Linn Energy Entity Operative Documents has been duly authorized, executed and delivered by the Linn Energy Entities parties thereto, as applicable, and is a valid and legally binding agreement of the respective parties thereto, enforceable against the Linn Energy Entities parties thereto in accordance with its terms; provided that, with respect to each agreement described in this paragraph 9, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

            (10) No Breach, Violation, Default or Lien.    None of the offering, issuance and sale by the Company of the Offered Units, the execution, delivery and performance of this Agreement by the Linn Energy Entities that are parties hereto or the consummation of the transactions contemplated hereby will result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Linn Energy Entities pursuant to (i) the applicable Linn Energy Entity Operative Documents, (ii) the Credit Agreement, (iii) any other agreement, lease or other instrument filed as an exhibit to the Registration Statement or (iv) the Delaware LLC Act, the DGCL, or federal law, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Linn Energy Entities to perform their respective obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud laws.

            (11) No Consents.    No consent, approvals, authorizations, order, registration, notice, filing or qualification ("consent") with any governmental authority under the Delaware LLC Act, the DGCL, or federal law is required in connection with the offering, issuance and sale by the Company of the Offered Units, the execution, delivery and performance of this Agreement by the Linn Energy Entities parties hereto or the consummation by the Linn Energy Entities of the transactions contemplated hereby, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (iv) as disclosed in the Prospectus.

            (12) Descriptions and Summaries.    The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Business—Environmental Matters," "Certain Relationships and Related Party Transactions," "Description of the Common Units," "Description of the Subordinated Units," "The Limited Liability Company Agreement" and "Investment in Our Company by Employee Benefit Plans," insofar as such descriptions constitute a description of agreements or refer to statements of law or legal conclusions are accurate and complete in all material respects; and the Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (13) Legal Proceedings or Contracts to be Described or Filed.    To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which any of the Linn Energy Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus but are not so described as required, and to such counsel's knowledge, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Rules and Regulations that are not described or filed as required.

            (14) Form of Registration Statement and Prospectus.    The Registration Statement, the Pricing Prospectus and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date (except for the financial statements and the notes and schedules thereto, and other financial and statistical data and the information pertaining to oil and gas reserves included in the Registration Statement, the Pricing Prospectus or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

            (15) Private Placement.    The offer, sale and issuance of the Existing Investor Units to each Existing Investor pursuant to the Limited Liability Company Agreement were exempt from the registration requirements of the Securities Act.

            (16) Investment Company; Public Utility Holding Company.    None of the Linn Energy Entities is an "investment company" within the meaning of the Investment Company Act of 1940, as amended or a "public utility company," a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        In addition, we have been orally advised by the staff of the Commission that the Registration Statement was declared effective under the Securities Act on January [    •    ], 2006 and no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, threatened by the Commission. Furthermore, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Linn Energy Entities, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus and Prospectus (except to the extent specified in paragraph 12 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that (i) the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon and (ii) the other financial and statistical data and the information pertaining to oil and gas reserves included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (iii) that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon, and (ii) the other financial and statistical data and the information pertaining to oil and gas reserves included therein, as to which such counsel need express no belief) as of its issue date and as of such Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Linn Energy Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LLC Act and the DGCL (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Linn Energy Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than seven days prior to such Closing Date, as the case may be, and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Linn Energy Entities to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Linn Energy Entities may be subject. Such counsel shall state that the opinion of Andrews Kurth

LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

          (d)   The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, an opinion dated each of the First Closing Date and the Second Closing Date, if any, with respect to the validity of the Units and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information from the Linn Energy Entities as they reasonably request to enable them to pass upon such matters.

          (e)   At the time of execution of this Agreement, the Underwriters shall have received from each of KPMG LLP and Toothman Rice a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) with respect to the letter from KPMG LLP, stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters included in the Pricing Prospectus and ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (f)    With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated each of the First Closing Date and the Second Closing Date, if any, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter as well as any updated or new financial information included in the Prospectus and (iii) confirming in all material respects the conclusions and findings set forth in its initial letter.

          (g)   At the time of execution of this Agreement, the Underwriters shall have received from Schlumberger Data & Consulting Services a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof covering the matters described in Annex III.

          (h)   With respect to the letter of Schlumberger Data & Consulting Services referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial SDC letter"), the Company shall have furnished to the Underwriters a letter (the "bring-down SDC letter") of such petroleum engineers, addressed to the Underwriters and dated each of the First Closing Date and the Second Closing Date, if any, confirming in all material respects covering the matters in the letter referred to in the preceding paragraph.

          (i)    The Underwriters shall have received from the Company, on each of the First Closing Date and the Second Closing Date, if any, a certificate or certificates of its Chairman, its principal executive officer or its principal financial officer to the effect that, as of the First Closing Date or the Second Closing Date, if any, each of them represents as follows:

            (1)   No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission;

            (2)   The representations and warranties of the Linn Energy Entities contained in Section 1 hereof are true and correct as of the First Closing Date or the Second Closing Date, if any;

            (3)   The Linn Energy Entities have complied with all their agreements contained herein and the conditions set forth herein have been fulfilled;

            (4)   All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

            (5)   They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (i) as of the Effective Date, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus but has not been so set forth; and

            (6)   No event contemplated by Section 7(l) in respect of the Linn Energy Entities shall have occurred.

          (j)    The Underwriters shall have received from Quantum, on each of the First Closing Date and the Second Closing Date, if any, a certificate or certificates of at least one of its principals to the effect that, as of the First Closing Date or the Second Closing Date, if any, Quantum represents that the representations and warranties of the Quantum contained in Section 2 hereof are true and correct as of the First Closing Date or the Second Closing Date, if any.

          (k)   The Units shall have been approved for listing on the Nasdaq Stock Market Inc.'s National Market, subject only to official notice of issuance.

          (l)    Since the date of the latest audited financial statements included in the Pricing Prospectus (A) none of the Linn Energy Entities shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Linn Energy Entities, taken as a whole, and (B) there shall not have been any change in the capitalization or long-term debt of any of the Linn Energy Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, members' capital, results of operations business or prospects of the Linn Energy Entities, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of RBC Capital Markets Corporation and Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date on the terms and in the manner contemplated in the Pricing Prospectus.

          (m)  Subsequent to the Applicable Time there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market Inc.'s National Market or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Company on any exchange or in the over the counter market shall have been suspended by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of RBC Capital Markets Corporation and Lehman Brothers, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

          (n)   The Underwriters shall have received from each of the Existing Investors and the individuals named in Annex II the lock-up agreements referenced in Section 5(m) of this Agreement and such lock-up agreements shall be in full force and effect.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Vinson & Elkins L.L.P., counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing on or prior to the Closing Date or the Second Closing Date, if any. In such event, the Linn Energy Entities and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 8 and 14 hereof).

        8.    INDEMNIFICATION.

          (a)   Each of the Linn Energy Entities, jointly and severally, agrees:

            (1)   to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter, director, officer, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, (D) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or in any amendment or supplement thereto or any Blue Sky Application or any Issuer Free Writing Prospectus or any Permitted Issuer Information, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided, however, that non of the Linn Energy Entities shall be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that none of the Linn Energy Entities shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any Permitted Issuer Information in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or through the RBC Capital Markets Corporation or Lehman Brothers Inc. specifically for inclusion therein, which information consists solely of the information specified in Section 13; and provided further, that the foregoing indemnity agreement is in addition to any liability that the Linn Energy Entities may otherwise have to any Underwriter or to any director, manager, officer, employee or controlling person of that Underwriter; and

            (2)   to reimburse each Underwriter and each such director, officer, employee and controlling person upon demand for any reasonable legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such director, officer, employee or controlling person in connection with investigating, defending or preparing to defend against any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Offered Units, whether or not such Underwriter, director, officer, employee or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b)   Each Underwriter severally and not jointly will indemnify and hold harmless each of the Linn Energy Entities and Quantum, their respective officers and employees, each of their respective directors and managers and each person, if any, who controls any Linn Energy Entity within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Linn Energy Entities or Quantum or such officer, employee, director, principal, manager or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or the Registration Statement or in any amendment or supplement thereto or in any Issuer Free Writing Prospectus or any Permitted Issuer Information, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, in any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or in any Permitted Issuer Information, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which written information consists solely of the information specified in Section 13; and, subject to

  Section 8(c), to reimburse the Linn Energy Entities and Quantum and any such director, principal, manager, officer or controlling person promptly upon demand for any reasonable legal or other expenses reasonably incurred by the Linn Energy Entities or Quantum or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Linn Energy Entities or Quantum or to any director, manager, officer, employee or controlling person of the Linn Energy Entities or Quantum.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The indemnification provided for in Section 8(a), (b) or (h) shall not be available to any party who shall fail to give notice as provided in this Section 8(c) to the extent the indemnifying party was materially prejudiced by the failure to receive such notice. The failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise on account of the provisions of Section 8(a), (b) or (h). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

        It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), by the Company in the case of parties indemnified pursuant to Section 8(b) and by Quantum in the case of parties indemnified pursuant to Section 8(h). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (d)   If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (h) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Quantum and the Underwriters from the offering of the Offered Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Linn Energy Entities, Quantum and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Quantum and the Underwriters, respectively, shall be deemed to be: (i) as to the Company, the total net proceeds from the offering (before deducting expenses) received by the Company, (ii) as to Quantum, the Initial Redemption Amount and the Additional Redemption Amount, if applicable (each as defined in the Stakeholders' Agreement) received by Quantum or its designated affiliates and (iii) as to the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case in the same proportion as such amounts bear to the aggregate public offering price of the Units as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Linn Energy Entities, Quantum or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Linn Energy Entities, Quantum and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)   In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any supplement or amendment thereto, or any Issuer Free Writing Prospectus or any Permitted Issuer Information each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Linn Energy Entities and Quantum set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Linn Energy Entities, Quantum, their directors or officers or any persons controlling the Linn Energy Entities or Quantum, (ii) acceptance of any Offered Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, the Linn Energy Entities, or Quantum, their directors or officers, or any person controlling any Underwriter, the Linn Energy Entities or Quantum, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

          (g)   The Linn Energy Entities, jointly and severally, agree to indemnify and hold harmless Lehman Brothers Inc., the directors, officers, employees and agents of Lehman Brothers Inc. and each person, who controls Lehman Brothers Inc. within the meaning of either the Securities Act or the Exchange Act (collectively, the "Lehman Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Linn Energy Entity for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Unit Participant to pay for and accept delivery of the Directed Units which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Lehman Entities.

          (h)   Quantum agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter, director, officer, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any breach of Quantum's representations and warranties in Section 2. The liability of Quantum under the indemnity agreement contained in this Section 8(h) and under Section 2 shall not exceed the Initial Redemption Amount (and the Additional Redemption Amount, if applicable) payable by the Company to Quantum as provided in Section 4.1 of the Stakeholders' Agreement.

        9.    DEFAULT BY UNDERWRITERS.

        If on the Closing Date or the Second Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Offered Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Linn Energy Entities), you shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Underwriters, shall not have procured such other Underwriters, or any others, to purchase the Firm

Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Offered Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Linn Energy Entities or you as the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof; provided, that any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Offered Units which it agreed to purchase on the First Closing Date or the Second Closing Date pursuant to the terms of Section 3. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the First Closing Date or Second Closing Date, if any, may be postponed for such period, not exceeding seven days, as you may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        10.    NOTICES.

        All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets Corporation 1 Liberty Plaza New York, New York 10006-1404 Attention: Joe Morea Syndication Director Fax: (212) 428-6260
Lehman Brothers Inc. 745 Seventh Avenue New York, NY 10019 Attn: Syndicate Registration Fax: 646-497-4815
with a copy, in the case of any notice pursuant to Section 8(c)
Director of Litigation, Office of General Counsel Lehman Brothers Inc. 399 Park Avenue, 10th Floor New York, NY 10022 Fax: 212-520-0421

if to the Linn Energy Entities, to	Linn Energy, LLC 650 Washington Road, 8th Floor Pittsburgh, Pennsylvania 15228 Attention: Michael C. Linn President and Chief Executive Officer Fax: (412) 440-1499
if to Quantum, to	Quantum Energy Partners II, LP 777 Walker, Suite 2530 Houston, TX 77002 Attention: Michael Denham Chief Financial Officer Fax: (713) 335-0072

Any such communications shall take effect at the time of receipt thereof. The Linn Energy Entities shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by RBC Capital Markets Corporation and Lehman Brothers.

        11.    TERMINATION.

        The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to the delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 7(l) or 7(m) shall have occurred or if the Underwriters shall decline to purchase the Offered Units for any reason permitted under this Agreement.

        12.    PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

        This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Linn Energy Entities, Quantum, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Linn Energy Entities and Quantum contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of (i) directors and managers of the Linn Energy Entities, officers of the Linn Energy Entities who have signed the Registration Statement and any person controlling the Linn Energy Entities within the meaning of Section 15 of the Securities Act and (ii) directors, officers and controlling persons of Quantum. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        13.    INFORMATION PROVIDED BY UNDERWRITERS.

        The Linn Energy Entities, Quantum and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Prospectus or any Registration Statement consists of the information contained in the table in the first paragraph, the concession and reallowance figures in the fifth paragraph, and the statements in the tenth, eleventh, twelfth, thirteenth, fourteenth, twentieth, twenty-first and twenty-second paragraphs under the caption "Underwriting" in the Prospectus.

        14.    REIMBURSEMENT OF UNDERWRITERS' EXPENSES.

        If the Company shall fail to tender the Units for delivery to the Underwriters at the First Closing Date by reason of any failure, refusal or inability on the part of the Linn Energy Entities to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Linn Energy Entities is not fulfilled, the Linn Energy Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Units, and, upon demand, the Linn Energy Entities shall pay the full amount thereof to the Underwriters. If this Agreement is terminated by the Underwriters pursuant to Section 7(m) (other than due to Section 7(m)(ii)) or pursuant to Section 9 by reason of the default of one or more Underwriters, the Linn Energy Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        15.    NO FIDUCIARY DUTY.

        The Company acknowledges and agrees that in connection with this offering, sale of the Offered Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Offered Units, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering contemplated by this Agreement.

        16.    RESEARCH INDEPENDENCE.

        In addition, the Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

        17.    MISCELLANEOUS.

        The respective indemnities, representations, warranties and agreements of the Linn Energy Entities and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        For purposes of this Agreement, "Credit Agreement" means the Credit Agreement dated as of April 11, 2005, among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Lenders from time to time party thereto, BNP Paribas, as administrative agent, and RBC Capital Markets, as syndication agent, as amended by that certain First Amendment and Consent to Credit Agreement dated as of May 3, 2005 among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Lenders from time to time party thereto, BNP Paribas, as administrative agent, as further amended by that certain First Amendment to Credit Agreement effective as of November 22, 2005 among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC) the Lenders party thereto and Royal Bank of Canada, as administrative agent, and as further amended by that certain Second Amendment to Credit Agreement dated as of August 12, 2005 among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Lenders from time to time party thereto, BNP Paribas, as administrative agent, as further amended by that certain Third Amendment to Credit Agreement dated as of October 22, 2005 among Linn Energy, LLC (f/k/a Linn Energy Holdings, LLC), the Lenders from time to time party thereto, BNP Paribas, as administrative agent.

        For purposes of this Agreement, "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        The headings in this Agreement are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[remainder of page intentionally blank]

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Linn Energy Entities, Quantum and the several Underwriters in accordance with its terms.

Very truly yours,
LINN ENERGY, LLC
By:	Name: Title:
LINN OPERATING, INC.
By:	Name: Title:
LINN ENERGY HOLDINGS, LLC
By:	Name: Title:
CHIPPERCO, LLC
By:	Name: Title:
MID ATLANTIC WELL SERVICES, INC.
By:	Name: Title:

QUANTUM ENERGY PARTNERS II, LP
By:	By Quantum Energy Management II, LP, Its general partner
	By:	Quantum Energy Management II, LLC, Its general partner
		By:	Name: Title:

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
LEHMAN BROTHERS INC
A.G. EDWARDS & SONS, INC.
UBS SECURITIES LLC
KEYBANC CAPITAL MARKETS, A DIVISION OF McDONALD INVESTMENTS INC.
RAYMOND JAMES & ASSOCIATES, INC.

By:	RBC Capital Markets Corporation
By:
Name:
Title:
By:	Lehman Brothers Inc.
By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Units to be Purchased
RBC Capital Markets Corporation
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
UBS Securities LLC.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Raymond James & Associates, Inc.

Total	11,750,000

ANNEX I

FOREIGN QUALIFICATIONS

1.
LINN ENERGY, LLC:

  NONE

2.
LINN ENERGY HOLDINGS, LLC:

  PENNSYLVANIA
  WEST VIRGINIA
  NEW YORK
  TEXAS

3.
LINN OPERATING, INC.:

  PENNSYLVANIA,
  WEST VIRGINIA,
  NEW YORK,
  VIRGINIA

4.
CHIPPERCO, LLC:

  PENNSYLVANIA
  WEST VIRGINIA
  NEW YORK

5.
MID ATLANTIC WELL SERVICES, INC.:

  PENNSYLVANIA
  WEST VIRGINIA

ANNEX II

LOCK-UPS FOR
OFFICERS AND DIRECTORS, EXISTING INVESTORS AND DIRECTED UNIT PARTICIPANTS

1.
Michael C. Linn

2.
Kolja Rockov

3.
Gerald W. Merriam

4.
Roland "Chip" P. Keddie

5.
Curtis L. Tipton

6.
Donald T. Robinson

7.
George A. Alcorn

8.
Terrance S. Jacobs

9.
Jeffrey C. Swoveland

10.
Quantum Energy Partners II, LP

11.
Clark Partners I, L.P.

12.
Kings Highway Investment, LLC

13.
Wauwinet Energy Partners

2

ANNEX III

ENGINEERS' RESERVE REPORT LETTER

3

QuickLinks

  Exhibit 1.1
11,750,000 Common Units LINN ENERGY, LLC Representing Limited Liability Company Interests UNDERWRITING AGREEMENT
SCHEDULE I SCHEDULE OF UNDERWRITERS
ANNEX I FOREIGN QUALIFICATIONS
ANNEX II LOCK-UPS FOR OFFICERS AND DIRECTORS, EXISTING INVESTORS AND DIRECTED UNIT PARTICIPANTS
ANNEX III ENGINEERS' RESERVE REPORT LETTER